EXHIBIT 10.47
Centillium Communications, Inc.
Annual Compensation for Selected Executive Officers*
(effective retroactively to July 1, 2005)

					New
		New	Prior	New	Aggregate	Approved
	Prior Base	Base	Bonus	Bonus	Cash	Stock
Executive Officer and Title	Salary	Salary	Target	Target	Potential	Options**
J. Scott Kamsler	$250,000	$260,000	$125,000	$130,000	$390,000	30,000
Chief Financial Officer

Wayne Gartin	$160,000	$167,000	$160,000	$167,000	$334,000	30,000
Vice President, Sales

Jitesh Vadhia	—	$270,000	—	$135,000	$405,000	10,000
Senior Vice President
& General Manager
(new hire 4/05)

Note: Additional forms of compensation such as company paid insurance, etc. not included in this schedeule.
*        Cash compensation will be in effect until subsequently amended.
**     To be made and effective as of July 27, 2005 at the fair market value on July 27, 2005.